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                                                                  Exhibit 10.81

                      AMENDED AND RESTATED PROMISSORY NOTE

      THIS AMENDED AND RESTATED PROMISSORY NOTE, made as of July 1, 1994 (this "Note") by and between DIHC BOYLSTON CORP., a Georgia corporation ("Maker"), having an office at 200 Galleria Parkway, N.W., Suite 2000, Atlanta, Georgia 30339, and STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of The Netherlands ("Payee"), having an office at Kroostweg Number 149, Zeist, The Netherlands.

                               W I T N E S S E T H

      WHEREAS, Payee is holder of that certain Promissory Note dated as of July 1, 1989 from Maker to Payee in the original principal amount of up to NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,500,000.00) (the "Boylston Note") together with that certain Promissory Note dated as of July 1, 1989 from DIHC St. James Corp. to Payee in the original principal amount of up to NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,500,000.00) (the "St. James Note"), which was effectively assigned to Maker pursuant to the Articles of Merger of DIHC St. James Corp. with and into DIHC Boylston Corp., dated as of March 30, 1990, and the Plan and Agreement of Merger by which DIHC St. James Corp. merges with and into DIHC Boylston Corp., dated as of March 30, 1990 (collectively the Boylston Note and the St. James Note shall hereinafter be referred to as the "Original Note"), on which there is due and owing, as of July 1, 1994, the aggregate sum of EIGHTEEN MILLION FOUR HUNDRED SIXTY ONE THOUSAND TWO HUNDRED EIGHTY THREE AND .03/100 ($18,461,283.03).

      WHEREAS, Maker and Payee have agreed to amend and restate the Original
Note in its entirety in order to (i) amend the amount outstanding thereunder,
(ii) amend the terms of payment and certain other provisions thereof, and (iii) amend and extend the maturity date.


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      NOW, THEREFORE, Maker and Payee hereby amend and restate the Original Note in its entirety as set forth below, effective as of this date.

      FOR VALUE RECEIVED, Maker promises to pay to the order of Payee at its office recited above or at such other place as may be designated in writing by the holder hereof, the principal sum of EIGHTEEN MILLION FOUR HUNDRED SIXTY ONE THOUSAND TWO HUNDRED EIGHTY THREE AND .03/100 DOLLARS ($18,461,283.03), with interest thereon from the date hereof at the rate of 9.25% per annum but in no event in excess of the then maximum legal rate in Massachusetts for purposes of determining usury.

      Equal monthly payments in the amount of One Hundred Fifty Eight Thousand Ninety Nine and .08/100 Dollars ($158,099.08) shall be due and payable on August 1, 1994, and on the first day of each month thereafter and shall be applied first to the payment of interest as aforesaid and the balance in reduction of principal. The entire unpaid principal balance, together with accrued interest thereon, shall be due and payable on June 30, 1999 (the "Maturity Date").

      Upon the request of Payee, Maker shall deliver to Payee a pledge of Maker's partnership interest in DIHC Boylston Associates, to be secured by a pledge, collateral assignment, UCC-I financing statement, security agreement and any other security documents (collectively the "Security Agreement") requested by Payee.

      Upon any default hereunder and the continuance of such default for a period of ten (10) days after the due date or any default under the Security Agreement, if any, and the continuance of such default after the expiration date of any applicable grace period under any Security Agreement, Maker promises immediately to pay the principal and interest remaining due and unpaid hereunder, together with all costs and expenses incurred in connection with the collection or attempted collection hereof and the protection of the security hereof or thereof, including, without limitation, attorneys' fees, whether or not suit is instituted. Interest shall accrue on such amounts from the date of such default at the


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"Involuntary Rate" (as hereinafter defined) compounded monthly until the date such amounts are paid. The "Involuntary Rate" shall be an annual rate equal to five percent (5%) in excess of the rate charged from time to time by Morgan Guaranty Trust Company of New York on short term (90 day) unsecured loans to its preferred customers but in no event in excess of the then maximum legal rate in Massachusetts for purposes of determining usury.

      Maker agrees to be bound to the extent provided in any Security Agreement and waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness evidenced hereby or any renewal or extension thereof except as set forth in any Security Agreement, waives demand, protest, notice of nonpayment, and any and all lack of diligence or delays in the collection or enforcement hereof, and expressly consents to any extension of time, release of any party liable for the indebtedness evidenced hereby, release of any of the security of this Note, acceptance of other security thereof, or any other indulgence or forbearance whatsoever by Payee, any one or all of which may be made without notice to Maker or such released party or any other party.

      This Note may be prepaid in whole or in part without fee or penalty (but with accrued interest on the amount so prepaid) upon any date for the payment of interest, upon not less than ten (10) days' prior written notice by Maker to Payee.

      The parties hereto have intended in good faith to comply with all applicable usury laws. Notwithstanding anything to the contrary contained in this Note or any other instrument evidencing, securing, or relating to this Note, Maker shall not be obligated or required to pay interest at a rate which would subject Payee to either criminal or civil liability. If, by the terms of this Note, or any other instrument evidencing, securing, or relating to this Note, Maker at any time is required or obligated to pay interest on the principal amount of this Note in an amount or at a rate in excess of the applicable legal maximum, the interest due to Payee shall immediately and automatically be reduced to such maximum rate, the interest payable shall be computed at such maximum rate, and all prior interest


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payments in excess of such lawful maximum shall be immediately and automatically applied, and shall be deemed to have been treated as having been applied at the time of receipt, in reduction of the principal balance due under this Note.

      The principal amount, plus accrued interest, shall become immediately due and payable at the option of Payee upon the happening of any event by which said balance shall or may become due and payable under the terms of any Security Agreement (subject to any applicable grace period).

      No delays on the part of Payee in exercising any right hereunder or under any Security Agreement or any other agreement further evidencing or securing this Note shall operate as a waiver thereof or preclude the exercise thereof at any time during the continuance of any default or during the continuance of a subsequent default.

      This Note may not be modified or terminated orally. This Note may be assigned by Payee, in its sole discretion, without the consent of Maker. This Note shall be construed and enforced in accordance with the law of Massachusetts.

      IN WITNESS WHEREOF, Maker has executed this Note as of the 1st day of July, 1994.

ATTEST:                             DIHC BOYLSTON CORP.


[signature illegible]               By: /s/ Robert T. Sorrentino
----------------------------           ----------------------------
                                       Robert T. Sorrentino
                                       Vice President


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COUNTY OF COBB    )
                  : ss.:
STATE OF GEORGIA  )

      BEFORE ME the undersigned authority personally appeared on this day Robert
T. Sorrentino, to me personally known, who being by me duly sworn did depose and say that he is Vice President of DIHC Boylston Corp., the corporation described in and which executed the foregoing instrument; that he acknowledged execution of said instrument to be the voluntary act and deed of said corporation by order of the Board of Directors of said corporation.

      WITNESS my hand and official seal this 14th day of October, 1998


                                     /s/ Brenda S. Leach
                                     ------------------------
                                     Notary Public

My Commission Expires:

Notary Public, DeKalb County, Georgia
My Commission Expires July 2, 2000


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